UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

NeuroBo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor Boston, Massachusetts 02116 (Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of current Chief Executive Officer, President and Principal Executive Officer

On January 12, 2023, Gil Price, M.D. resigned as Chief Executive Officer and President of NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), effective immediately. Dr. Price’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Dr. Price’s departure, on January 16, 2023, the Company and Dr. Price entered into a Separation and Release Agreement (the “Separation Agreement”).

Pursuant to the terms and conditions of the Separation Agreement, in exchange for granting and not revoking a release agreement, Dr. Price will be entitled to receive from the Company (i) severance pay in an amount equal to $100,000, payable in substantially equal installments in accordance with the Company’s payroll practice over three months, beginning on the first payroll date after Dr. Price’s release of the Company becomes effective and irrevocable and (ii) an amount equal to $100,000 as Dr. Price’s annual bonus for 2022, payable on the first payroll date after Dr. Price’s release of the Company becomes effective and irrevocable.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Appointment of new Chief Executive Officer, President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

On January 12, 2023, the Board appointed Joseph Hooker as the Company’s Interim Chief Executive Officer, President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, effective as of January 12, 2023.

Prior to joining NeuroBo, Mr. Hooker was an independent consultant and advised on an ad hoc basis for leading management consultancies and various pharmaceutical companies with respect to clinical trials, CROs and program management. From May 2019 through October 2020, Mr. Hooker was Sr. Director of Clinical Operations/Program Leader Rare Disease, Oncology for X4 Pharmaceuticals, Inc., where he led a crossfunctional global program team pre-clinical through development and commercialization including strategic planning, oversight, execution of clinical operations and the management of staff. From March 2018 to March 2019, Mr. Hooker served as Director, Program Leadership at Biogen, where he led programs and clinical development for gene therapy, ALS, ophthalmology, rare orphan disease and CNS. From September 2017 through February 2018 he served as Senior Director, Clinical Operations at Pierian Bioscience, where he built, developed and led clinical operations for an oncology device program. He also served as chief operating officer of MedAvante-ProPhase from March 2017 to August 2017. Mr. Hooker served as Head, Clinical Operations for Sandoz Biopharmaceuticals, division of Novartis, from February 2014 to May 2015. Mr. Hooker began his pharmaceutical career as Senior Clinical Trial Manager and project leader at DuPont-Merck Pharmaceuticals, and also served at various times in clinical trial management roles at Shire Pharmaceuticals, Cephalon Pharmaceuticals, Quintiles and Novo Nordisk. Mr. Hooker received a BA from Rutgers University and an MBA from Rider University.

Pursuant to an engagement agreement between the Company and Korn Ferry, dated January 12, 2023, Mr. Hooker will receive his compensation and benefits from Korn Ferry. In connection with the appointment of Mr. Hooker as interim Chief Executive Officer and President of the Company and the Company’s Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, the Company expects to pay Korn Ferry approximately $16,000 per week under the engagement agreement.

In addition, Mr. Hooker entered into a Proprietary Information and Invention Assignment Agreement with the Company that applies during the term of Mr. Hooker’s service as an officer of the Company.

Except as described above, there are no arrangements or understandings between Mr. Hooker and any other persons pursuant to which Mr. Hooker was named Interim Chief Executive Officer and President of the Company and the Company’s Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. Mr. Hooker does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Hooker does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 18, 2023, the Company issued a press release announcing the changes to the leadership team. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	Separation and Release Agreement entered into on January 16, 2023 by and between NeuroBo Pharmaceuticals, Inc. and Gil Price.
99.1	Press release issued by NeuroBo Pharmaceuticals, Inc. on January 18, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroBo Pharmaceuticals, Inc.

Date: January 18, 2023	By:	/s/ Andrew I. Koven
Andrew I. Koven
Chairman